Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of August 6, 2008, is by and among Cell Therapeutics, Inc., a Washington corporation (the “Company”) and the investor signatory hereto (the “Purchaser”). Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, pursuant to a securities purchase agreement dated July 29, 2008 between the Company and the Purchaser (the “Purchase Agreement”), the Purchaser was issued a common stock purchase warrant exercisable for up to $12,000,000 of shares of Common Stock.

WHEREAS, the parties wish to amend certain terms of the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

ARTICLE I

AMENDMENT

Section 1.1. Amendment to Definition of “Daily Share Amount”. The definition of “Daily Share Amount” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

““Daily Share Amount” means, as to a Trading Day within a Pricing Period, 15% of the total Trading Volume on such Trading Day.”

Section 1.2 Effect on Purchase Agreement. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

Section 1.3. Filing of Form 8-K and Prospectus Supplement. As soon as reasonably practicable following the execution hereof, the Company shall file a prospectus supplement under Rule 424 under the Securities Act to the Registration Statement, disclosing the terms of the transactions hereunder, and, as soon as reasonably practicable following the execution of this Agreement, and in any event prior to the time required by MTA rules, regulations and guidelines, the Company shall issue a press release disclosing the terms of this Agreement. In addition, before 8:30 a.m. (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Company. The Company hereby make the representations and warranties set forth below to the Purchaser that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement: (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

Section 3.2. Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 3.3. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 3.4. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 3.5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

Section 3.6. Entire Agreement. This Agreement and the Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 3.7. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.

By:	/s/ Louis A. Bianco
Name:	Louis A. Bianco
Title:	Executive Vice President, Finance and Administration

[PURCHASER SIGNATURE PAGE TO CTIC

AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Amendment Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser: Midsummer Investment, Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Scott Kaufman

Name of Authorized Signatory:	Scott Kaufman

Title of Authorized Signatory:	Managing Director Midsummer Capital, LLC as investment advisor to Midsummer Investment, Ltd.

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